Exhibit 99.1

Longboard Pharmaceuticals Reports Third Quarter 2024 Financial Results and Provides Corporate Updates

•
Positive opinion of Paediatric Investigation Plan for bexicaserin issued by European Medicines Agency (EMA) Paediatric Committee (PDCO) for children down to the age of 2 years
•
Recently initiated Phase 3 global clinical trial (the DEEp SEA Study) to evaluate bexicaserin in Dravet syndrome for participants ages 2-65 years

LA JOLLA, Calif., November 7, 2024 – Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported third quarter 2024 financial results.

RECENT UPDATES:

•
In October, announced an agreement for H. Lundbeck A/S (Lundbeck) to acquire Longboard in a strategic deal

Bexicaserin (LP352), an oral, centrally acting, 5-HT2C superagonist in development for the potential treatment of seizures associated with DEEs

•
Initiated Phase 3 global DEEp SEA Study in Dravet syndrome evaluating participants ages 2-65 years
•
PACIFIC open-label extension (OLE) interim analysis results continued to demonstrate a sustained, durable response in seizure reduction and a favorable safety and tolerability profile across a broad range of DEEs over an approximate 9-month treatment period
•
U.S. Food and Drug Administration (FDA) granted Orphan Drug designation and Rare Pediatric Disease designation for bexicaserin for the treatment of Dravet syndrome
•
European Medicines Agency (EMA) Paediatric Committee (PDCO) issued positive opinion of Paediatric Investigation Plan for children down to the age of 2 years

THIRD QUARTER 2024 FINANCIAL RESULTS:

Balance Sheet Highlights

At September 30, 2024, Longboard’s cash, cash equivalents and short-term investments were approximately $288.4 million.

Operating Results

Research and development expenses were $21.5 million for the three months ended September 30, 2024, an increase of $11.0 million, or 105%, compared to $10.5 million for the three months ended September 30, 2023. The net increase of $11.0 million is primarily related to increases of $5.9 million in clinical trial and preclinical expenses related to bexicaserin, $0.6 million in preclinical programs and other early stage research, $4.1 million in personnel-related expenses and $0.4 million in other miscellaneous research and development related expenses.

General and administrative expenses were $6.7 million for the three months ended September 30, 2024, an increase of $3.6 million, or 116%, compared to $3.1 million for the three months ended September 30, 2023. The net increase of $3.6 million is primarily related to increases of $2.1 million in personnel-related expenses, $1.2 million in consulting and professional fees (which includes $0.7 million of merger related expenses), and $0.3 million of miscellaneous expenses.

ABOUT LONGBOARD PHARMACEUTICALS

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Bexicaserin (LP352), an oral, centrally acting 5-hydroxytryptamine 2C (5-HT2C) receptor superagonist, with no observed impact on 5-HT2B and 5-HT2A receptor subtypes, is being evaluated in a global Phase 3 clinical program (the DEEp Program). The FDA has granted Breakthrough Therapy designation for bexicaserin for the treatment of seizures associated with Developmental and Epileptic Encephalopathies (DEEs) for patients two years of age and older.

Bexicaserin is an investigational compound that is not approved for marketing by the FDA or any other regulatory authority.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “plan”, “focused on”, “potential”, “working to”, “designed to”, the negative, plural or other tenses of these words, references to future dates or time periods, or other comparable language, and they may include, without limitation, statements about the following: the pending acquisition of Longboard by Lundbeck; Longboard’s clinical and preclinical product candidates, including plans, study design, enrollment and timing of study initiation of the global Phase 3 program for bexicaserin, bexicaserin’s potential, design and characteristics; Longboard’s cash position, expenses and runway to support operations; and Longboard’s focus and work. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements include, but are not limited to, the following: risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition of Longboard by Lundbeck (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; the standard for Breakthrough Therapy designation is not the same as the standard for drug approval, the clinical evidence supporting Breakthrough Therapy designation is preliminary, and not all drugs designated as Breakthrough Therapies ultimately will be shown to have substantial improvement over available therapies; the FDA may later decide to rescind a Breakthrough Therapy designation if it determines the designation is no longer supported by subsequent data; Longboard’s product candidates are in a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates, including bexicaserin, may not advance in research or development or be approved for marketing; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline or interim data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and final data may differ materially from topline or interim data; risks related to the development and commercialization of Longboard’s product candidates; enrolling participants in clinical trials is competitive and challenging; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks related to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

CORPORATE CONTACT:

Megan E. Knight
VP, Head of Investor Relations
IR@longboardpharma.com

858.789.9283

###

Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(in thousands, except share and per share data)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$27,610	$14,331
Short-term investments	260,836	34,167
Prepaid expenses and other current assets	4,584	1,723
Total current assets	293,030	50,221
Right-of-use assets	3,731	472
Property and equipment	—	4
Other long-term assets	244	—
Total assets	$297,005	$50,697
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,132	$1,001
Accrued research and development expenses	10,896	4,556
Accrued compensation and related expenses	4,163	3,374
Accrued other expenses	1,894	368
Right-of-use liabilities, current portion	267	475
Total current liabilities	18,352	9,774
Right-of-use liabilities, net of current portion	3,467	—
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 at September 30, 2024 and December 31, 2023; issued and outstanding shares - none at September 30, 2024 and December 31, 2023	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 at September 30, 2024 and December 31, 2023; issued and outstanding shares - 34,419,536 and 22,096,494 at September 30, 2024 and December 31, 2023, respectively	3	2
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 at September 30, 2024 and December 31, 2023; issued and outstanding shares - 4,609,500 and 2,420,755 at September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	476,358	181,563
Accumulated other comprehensive loss	700	(78)
Accumulated deficit	(201,875)	(140,564)
Total stockholders' equity	275,186	40,923
Total liabilities and stockholders' equity	$297,005	$50,697

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Operating expenses:
Research and development	$21,450	$10,488	$55,065	$31,554
General and administrative	6,674	3,094	16,812	9,632
Total operating expenses	28,124	13,582	71,877	41,186
Loss from operations	(28,124)	(13,582)	(71,877)	(41,186)
Interest income, net	3,655	662	10,693	1,838
Other expense	(71)	(14)	(127)	(41)
Net loss	$(24,540)	$(12,934)	$(61,311)	$(39,389)

Net loss per share, basic and diluted	$(0.63)	$(0.55)	$(1.63)	$(1.77)

Weighted-average shares outstanding, basic and diluted	38,957,524	23,487,457	37,724,402	22,299,998

Comprehensive loss:
Net loss	$(24,540)	$(12,934)	$(61,311)	$(39,389)
Unrealized gain on short-term investments	1,175	109	778	511
Comprehensive loss	$(23,365)	$(12,825)	$(60,533)	$(38,878)